Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-153805) on Form S-8 of Home Bancorp, Inc. of our report dated June 26, 2026 relating to the financial statements and supplemental schedule of the Home Bank, N.A. Profit Sharing and 401(K) Plan, appearing in this Annual Report on Form 11-K of Home Bank, N.A. Profit Sharing and 401(K) for the year ended December 31, 2025.

/s/ Wipfli LLP

Wipfli LLP
Atlanta, Georgia

June 26, 2026